                                                                     Exhibit 4.1

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                       INVERNESS MEDICAL INNOVATIONS, INC.

                                    as Issuer

                                       and

                      U.S Bank Trust National Association-

                                   as Trustee

                                   ----------

                                    INDENTURE

                            Dated as of May 14, 2007

                                   ----------

               3 % Convertible Senior Subordinated Notes due 2016

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1 Definitions and Other Provisions of General Application........      1
   Section 1.01  Definitions.............................................      1
   Section 1.02  Compliance Certificates and Opinions....................     13
   Section 1.03  Form of Documents Delivered to Trustee..................     13
   Section 1.04  Acts of Holders; Record Dates...........................     14
   Section 1.05  Notices, Etc., to Trustee and Company...................     15
   Section 1.06  Notice to Holders; Waiver...............................     15
   Section 1.07  Conflict with Trust Indenture Act.......................     15
   Section 1.08  Effect of Headings and Table of Contents................     15
   Section 1.09  Severability Clause.....................................     16
   Section 1.10  Benefits of Indenture...................................     16
   Section 1.11  Governing Law...........................................     16
   Section 1.12  No Recourse Against Others..............................     16

ARTICLE 2 Security Forms.................................................     16
   Section 2.01  Forms Generally.........................................     16
   Section 2.02  Form of Face of Security................................     16
   Section 2.03  Form of Reverse of Security.............................     19
   Section 2.04  Form of Trustee's Certificate of Authentication.........     27
   Section 2.05  Legend on Restricted Securities.........................     27

ARTICLE 3 The Securities.................................................     27
   Section 3.01  Title and Terms; Payments...............................     27
   Section 3.02  Ranking.................................................     28
   Section 3.03  Denominations...........................................     28
   Section 3.04  Execution, Authentication, Delivery and Dating..........     28
   Section 3.05  Temporary Securities....................................     28
   Section 3.06  Registration; Registration of Transfer and Exchange;
                 Restrictions on Transfer................................     29
   Section 3.07  Mutilated, Destroyed, Lost and Stolen Securities........     31
   Section 3.08  Persons Deemed Owners...................................     31
   Section 3.09  Book-Entry Provisions for Global Securities.............     32
   Section 3.10  Cancellation and Transfer Provisions....................     33
   Section 3.11  CUSIP Numbers...........................................     34

ARTICLE 4 Particular Covenants of the Company............................     34
   Section 4.01  Payment of Principal and Interest.......................     34
   Section 4.02  Maintenance of Office or Agency.........................     35
   Section 4.03  Provisions as to Paying Agent...........................     35
   Section 4.04  Rule 144A Information Requirement.......................     36
   Section 4.05  Resale of Certain Securities............................     36
   Section 4.06  Commission Filings......................................     37


                                       ii

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
   Section 4.07  Book-Entry System.......................................     37
   Section 4.08  Additional Interest under the Registration Rights
                 Agreement...............................................     37
   Section 4.09  Compliance Certificate..................................     37

ARTICLE 5 Fundamental Change, Termination of Trading and Purchases
                 Thereupon...............................................     38
   Section 5.01  Purchase at Option of Holders Upon a Fundamental
                 Change or Termination of Trading........................     38
   Section 5.02  Effect of Repurchase Notice.............................     40
   Section 5.03  Withdrawal of Repurchase Notice.........................     40
   Section 5.04  Deposit of Repurchase Price.............................     41
   Section 5.05  Securities Purchased in Whole or in Part................     41
   Section 5.06  Covenant to Comply With Securities Laws Upon Purchase
                 of Securities...........................................     42
   Section 5.07  Repayment to the Company................................     42

ARTICLE 6 Conversion.....................................................     45
   Section 6.01  Conversion Events.......................................     45
   Section 6.02  Conversion Procedure....................................     45
   Section 6.03  Payments Upon Conversion................................     47
   Section 6.04  Adjustment of Conversion Rate...........................     48
   Section 6.05  Adjustments of Average Prices...........................     55
   Section 6.06  Effect of Recapitalization, Reclassification,
                 Consolidation, Merger or Sale...........................     55
   Section 6.07  Taxes on Shares Issued..................................     56
   Section 6.08  Reservation of Shares; Shares to be Fully Paid;
                 Compliance With Governmental Requirements; Listing
                 of Common Stock.........................................     57
   Section 6.09  Responsibility of Trustee...............................     57
   Section 6.10  Notice to Holders Prior to Certain Actions..............     58
   Section 6.11  Stockholder Rights Plan.................................     58
   Section 6.12  Adjustment To The Conversion Rate On May 9, 2008........     59
   Section 6.13  Company Determination Final.............................     59

ARTICLE 7 Redemption of Securities.......................................     60

ARTICLE 8 Events of Default; Remedies....................................     60
   Section 8.01  Events of Default.......................................     60
   Section 8.02  Acceleration of Maturity; Rescission and Annulment......     61
   Section 8.03  Collection of Indebtedness and Suits for Enforcement
                 by Trustee..............................................     63
   Section 8.04  Trustee May File Proofs of Claim........................     63
   Section 8.05  Application of Money and Property Collected.............     63
   Section 8.06  Limitation on Suits.....................................     64
   Section 8.07  Unconditional Right of Holders to Receive Payment.......     64
   Section 8.08  Restoration of Rights and Remedies......................     65
   Section 8.09  Rights and Remedies Cumulative..........................     65
   Section 8.10  Delay or Omission Not Waiver............................     65
   Section 8.11  Control by Holders......................................     65
   Section 8.12  Waiver of Past Defaults.................................     65


                                       iii

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
   Section 8.13  Undertaking for Costs...................................     66
   Section 8.14  Waiver of Stay or Extension Laws........................     66
   Section 8.15  Notice of Default.......................................     66

ARTICLE 9 Consolidation, Merger, Conveyance, Transfer or Lease...........     66
   Section 9.01  Company May Consolidate, etc., Only on Certain Terms....     66
   Section 9.02  Successor Substituted...................................     67

ARTICLE 10 Subordination of the Securities...............................     67
   Section 10.01 Agreement of Subordination..............................     67
   Section 10.02 Payments to Holders.....................................     67
   Section 10.03 Subrogation of Securities...............................     70
   Section 10.04 Authorization to Effect Subordination...................     71
   Section 10.05 Notice to Trustee.......................................     71
   Section 10.06 Trustee's Relation to Senior Indebtedness...............     72
   Section 10.07 No Impairment of Subordination..........................     72
   Section 10.08 Certain Conversions Deemed Payment......................     72
   Section 10.09 Article Applicable to Paying Agents.....................     72
   Section 10.10 Senior Indebtedness Entitled to Rely....................     73
   Section 10.11 Anti-Layering...........................................     73

ARTICLE 11 The Trustee...................................................     73
   Section 11.01 Duties and Responsibilities of Trustee..................     73
   Section 11.02 Notice of Defaults......................................     74
   Section 11.03 Reliance on Documents, Opinions, Etc....................     74
   Section 11.04 No Responsibility for Recitals, Etc.....................     76
   Section 11.05 Trustee, Paying Agents, Conversion Agents or
                 Registrar May Own Securities............................     76
   Section 11.06 Monies to be Held in Trust..............................     76
   Section 11.07 Compensation and Expenses of Trustee....................     76
   Section 11.08 Officers' Certificate as Evidence.......................     77
   Section 11.09 Conflicting Interests of Trustee........................     77
   Section 11.10 Eligibility of Trustee..................................     77
   Section 11.11 Resignation or Removal of Trustee.......................     77
   Section 11.12 Acceptance by Successor Trustee.........................     78
   Section 11.13 Succession by Merger, Etc...............................     79
   Section 11.14 Preferential Collection of Claims.......................     79

ARTICLE 12 Holders' Lists and Reports by Trustee.........................     80
   Section 12.01 Company to Furnish Trustee Names and Addresses of
                 Holders.................................................     80
   Section 12.02 Preservation of Information; Communications to
                 Holders.................................................     80
   Section 12.03 Reports By Trustee......................................     80
   Section 12.04 Reports by Company......................................     81

ARTICLE 13 Satisfaction and Discharge....................................     81
   Section 13.01 Discharge of Indenture..................................     81
   Section 13.02 Deposited Monies to be Held in Trust by Trustee.........     81


                                       iv

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
   Section 13.03 Paying Agent to Repay Monies Held.......................     82
   Section 13.04 Return of Unclaimed Monies..............................     82
   Section 13.05 Reinstatement...........................................     82

ARTICLE 14 Supplemental Indentures.......................................     82
   Section 14.01 Supplemental Indentures Without Consent of Holders......     82
   Section 14.02 Supplemental Indentures With Consent of Holders.........     83
   Section 14.03 Execution of Supplemental Indentures....................     84
   Section 14.04 Effect of Supplemental Indentures.......................     84
   Section 14.05 Conformity with Trust Indenture Act.....................     84
   Section 14.06 Reference in Securities to Supplemental Indentures......     84
   Section 14.07 Notice to Holders of Supplemental Indentures............     84

ARTICLE 15 Miscellaneous.................................................     85
   Section 15.01 Communication by Holders with other Holders.............     85
   Section 15.02 When Securities Are Disregarded.........................     85
   Section 15.03 Rules by Trustee, Paying Agent and Security Registrar...     85
   Section 15.04 Successors..............................................     85
   Section 15.05 Multiple Originals......................................     85
   Section 15.06 Qualification of Indenture..............................     85
   Section 15.07 Calculations............................................     85
   Section 15.08 Waiver of Jury Trial....................................     86
   Section 15.09 Force Majeure...........................................     86

     INDENTURE, dated as of May 14, 2007, between Inverness Medical Innovations, Inc., a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (the "COMPANY"), having its principal office at Two University Office Park, 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453 and U.S. Bank Trust National Association, as Trustee (the "TRUSTEE").

                             RECITALS OF THE COMPANY

     WHEREAS, the Company has duly authorized the creation of an issue of 3% Convertible Senior Subordinated Notes due 2016 (each a "SECURITY" and collectively, the "SECURITIES") of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Securities and the Indenture, have been done;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

          (ii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

          (iv) the words "herein," "hereof' and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "ACT," when used with respect to any Holder, has the meaning specified in
Section 1.04.

     "ADDITIONAL INTEREST" shall mean Additional Interest as defined in the Registration Rights Agreement.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGENT MEMBERS" has the meaning specified in Section 3.09(a).

     "ASSET SALE MAKE-WHOLE FUNDAMENTAL CHANGE" means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

     "BID SOLICITATION AGENT" means the Trustee or an independent nationally recognized securities dealer selected by the Company to solicit market bid quotations for the Securities, which shall in no event be an Affiliate of the Company. The Bid Solicitation Agent shall initially be the Trustee.

     "BOARD OF DIRECTORS" means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

     "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "BONDS" means those certain 8.75% senior subordinated notes due February 15, 2012 in the original principal amount of $150,000,000 issued by the Company to certain holders thereof under that certain Indenture among the Company, the subsidiaries of the Company named therein, as guarantors, and U.S. Bank and Trust Company, as trustee, dated February 10, 2004.

     "BUSINESS DAY" means, with respect to any Security, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed.

     "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and limited liability company interests and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMISSION" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "COMMON STOCK" means the shares of common stock, par value $0.001 per share, of the Company as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

     "COMMON STOCK CHANGE MAKE-WHOLE FUNDAMENTAL CHANGE" means any transaction or series of related transactions (other than a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.

     "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chief Executive Officer or its President and by its Chief Financial Officer, its Treasurer or its Secretary, and delivered to the Trustee.

     "CONTINUING DIRECTOR" means a director who either was a member of the Company's Board of Directors on the date of the Purchase Agreement or who becomes a director of the Company subsequent to that date and whose election, appointment or nomination for election by the Company's stockholders, is duly approved by a majority of the continuing directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

     "CONVERSION AGENT" means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion.

     "CONVERSION DATE" has the meaning specified in Section 6.02(b).

     "CONVERSION NOTICE" shall have the meaning specified in Section 6.02(b).

     "CONVERSION PRICE" means, in respect of each Security, as of any date, $1000 divided by the Conversion Rate in effect on such date.

     "CONVERSION RATE" has the meaning specified in Section 2.03.

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date as of which this Indenture is dated, located at 100 Wall Street, Suite 1600, New York, New York 10005, Attn:
Corporate Trust Services, re: Inverness Medical Innovations, Inc., 3% Convertible Senior Subordinated Notes due 2016.

     "CORPORATION" means a corporation, association, company, joint-stock company or business trust.

     "CUSTODIAN" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

     "DEPOSITARY" means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Depositary.

     "DESIGNATED SENIOR INDEBTEDNESS" means the Indebtedness under the Senior Credit Agreement and all related Loan Documents as defined therein and after the Senior Credit Agreement has been repaid in full in cash and the commitments thereunder terminated, any other Senior Indebtedness in which the instrument creating or evidencing the Indebtedness, or any related agreements or documents to which the Company is a party, expressly provides that such indebtedness is "designated senior indebtedness" for purposes of this Indenture (provided that the instrument, agreement or other document may place limitations and conditions on the right of the Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

     "EVENT OF DEFAULT" has the meaning specified in Section 8.01.

     "EX-DIVIDEND DATE" means, except as provided in Section 6.04(g) hereof, with respect to any distribution, the first date upon which a sale of Common Stock does not automatically transfer the right to receive such distribution from the seller of the Common Stock to its buyer.

     "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" means the amount which a willing buyer would pay a willing seller in an arm's length transaction.

     "FUNDAMENTAL CHANGE" means the occurrence of any of the following events at any time after the Securities are originally issued:

     (1) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of the Company's common equity representing more than 50% of the voting power of the Company's common equity;

     (2) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, or of the Company and the Subsidiaries on a consolidated basis, to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

     (3) consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company (excluding a merger solely for the purpose of changing the Company's jurisdiction of incorporation) pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Subsidiaries; provided that a transaction where the holders of more than 50% of all classes of the Company's common equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, in substantially the same proportion, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change;

     (4) the following persons cease for any reason to constitute a majority of the Company's Board of Directors: (A) individuals who on the Issue Date constitute the Company's Board of Directors; and (B) any new directors whose election to the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

     (5) the Company is liquidated or dissolved or the holders of the Company's capital stock approve any plan or proposal for the liquidation or dissolution of the Company.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States from time to time.

     "GLOBAL SECURITY" means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

     "HOLDER" or "SECURITYHOLDER" means a Person in whose name a Security is registered in the Security Register.

     "INDEBTEDNESS" means:

          (i) all of the Company's indebtedness, obligations and other liabilities, contingent or otherwise, (A) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (B) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

          (ii) all of the Company's reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers' acceptances;

          (iii) all of the Company's obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the Company's balance sheet;

          (iv) all of the Company's obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the Company's obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

          (v) all of the Company's obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

          (vi) all of the Company's direct or indirect guarantees or similar agreements by the Company in respect of, and all of the Company's obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kinds described in clauses (i) through
     (v) above; and

          (vii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (i) through (vi) above.

     "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     "INTEREST PAYMENT DATE" means each May 15 and November 15 of each year, beginning November 15, 2007.

     "ISSUE DATE" means the date the Securities are originally issued as set forth on the face of the Security under this Indenture.

     "LISTED STOCK BUSINESS COMBINATION" means a transaction in which the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company in which at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights traded on a U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger), and, as a result of such consolidation or merger, the Securities become convertible into cash and, if applicable, solely such common stock and associated rights.

     "LAST REPORTED SALE PRICE" means, on any date, the closing sale price per share of the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "Last Reported Sale Price" shall mean the last quoted bid price for the Common Stock in the over-the-counter market on such date as reported by the National Quotation Bureau Incorporated or any similar organization. If the Common Stock is not so quoted, the "Last Reported Sale Price" shall mean the average of the mid-point of the last bid and ask prices for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

     "MAKE-WHOLE FUNDAMENTAL CHANGE" means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change that occurs before Maturity or an event set forth in clause (1) of the definition of "Fundamental Change."

     "MARKET DISRUPTION EVENT" means, except for purposes of the definition of Trading Day, (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

     "MATURITY," when used with respect to any Security, means the date on which the principal or Repurchase Price of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity or Repurchase Date, by declaration of acceleration or otherwise.

     "MEASUREMENT PERIOD" has the meaning specified in Section 6.01(a).

     "NOTICE OF DEFAULT" has the meaning specified in Section 8.01.

     "OFFICERS' CERTIFICATE" means a certificate signed by the Chief Executive Officer, the President or the Chief Financial Officer, and by the Treasurer or the Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 4.09 shall be the principal executive, financial or accounting officer of the Company.

     "OPINION OF COUNSEL" means a written opinion of counsel who may be external or in-house counsel for the Company, reasonably acceptable to the Trustee.

     "OUTSTANDING," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;

          (ii) Securities, or portions thereof, for the payment of which or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be purchased prior to the maturity thereof, notice of such purchase shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice;

          (iii) Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture; and

          (iv) Securities converted pursuant to Article 6;

provided, however, that, in determining whether the Holders of the requisite Principal Amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing, Securities that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor of the Securities or any Affiliate of the Company or of such other obligor.

     "PAYING AGENT" means any Person (including the Company) authorized by the Company to pay the Principal Amount of, interest on, including Additional Interest, or Repurchase Price of, any Securities on behalf of the Company. The Trustee shall be the initial Paying Agent.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PHYSICAL SECURITIES" means permanent certificated Securities in registered form issued in denominations of $1,000 Principal Amount and multiples thereof.

     "PHYSICAL SETTLEMENT" has the meaning specified in Section 6.03(a).

     "PRINCIPAL AMOUNT" of a Security means the Principal Amount as set forth on the face of the Security.

     "PUBLICLY TRADED SECURITIES" means, in respect of a transaction set forth in the definition of Fundamental Change, shares of common stock that are traded on a U.S. national securities exchange or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change.

     "PURCHASE AGREEMENTS" means the Purchase Agreements, dated May 9, 2007, entered into by the Company and the various purchasers of the Securities.

     "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A.

     "RECORD DATE" means, with respect to the payment of interest on the Securities, including Additional Interest, if any, the April 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on May 15 and the October 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on November 1.

     "REFERENCE PROPERTY" has the meaning specified in Section 6.06.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of May 14, 2007, between the Company and the other parties named therein, for the benefit of itself and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

     "REPRESENTATIVE" means the (a) indenture trustee, administrative agent or other trustee, agent or representative for any Senior Indebtedness (including, without limitation, any agent under the Senior Credit Agreement) or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

     "REPURCHASE NOTICE" has the meaning specified in Section 5.01(b).

     "REPURCHASE DATE" has the meaning specified in Section 5.01(a).

     "REPURCHASE NOTICE" has the meaning specified in Section 5.01(a).

     "REPURCHASE PRICE" has the meaning specified in Section 5.01(a).

     "RESALE REGISTRATION STATEMENT" means a registration statement under the Securities Act registering the Securities for resale pursuant to the terms of the Registration Rights Agreement.

     "RESPONSIBLE OFFICER" means any officer or authorized representative of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

     "RESTRICTED GLOBAL SECURITY" means a Global Security representing Restricted Securities.

     "RESTRICTED SECURITY" or "RESTRICTED SECURITIES" has the meaning specified in Section 2.05.

     "RULE 144" means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

     "RULE 144A" means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

     "RULE 144A INFORMATION" has the meaning specified in Section 2.03.

     "SCHEDULED TRADING DAY" means a day that is scheduled to be a day on which trading in securities generally occurs on the American Stock Exchange, or if the Common Stock is not then listed on the American Stock Exchange, on the other principal U.S. national or regional securities exchange on which the Common Stock is then traded. If the Common Stock is not so listed or admitted for trading, "Scheduled Trading Day" means a Business Day.

     "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "SECURITY" or "SECURITIES" has the meaning specified in the first paragraph of the Recitals of the Company.

     "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings specified in Section 3.06.

     "SENIOR CREDIT AGREEMENT" means that certain Third Amended and Restated Credit Agreement dated as of June 30, 2005 (as amended, restated, supplemented or otherwise modified from time to time before, on or after the date of this Indenture) among, inter alia, the Company, certain of the Company's subsidiaries, the lenders party thereto, and General Electric Capital Corporation as administrative agent including any renewals, refinancings, replacements or extensions thereof.

     "SENIOR INDEBTEDNESS" means the principal of, and premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing; provided, however, that Senior Indebtedness does not include:

          (i) Indebtedness that expressly provides that such Indebtedness (a) shall not be senior in right of payment to the Securities, (b) shall be pari passu and equal in right of payment to the Securities or (c) shall be junior in right of payment to the Securities;

          (ii) any Indebtedness to any majority-owned Subsidiaries, other than Indebtedness to the Subsidiaries arising by reason of guarantees by the Company of indebtedness of such Subsidiary to a Person that is not a Subsidiary;

          (iii) Indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business; and

          (iv) the Bonds.

     "SETTLEMENT AMOUNT" has the meaning specified in Section 6.03(f).

     "SIGNIFICANT SUBSIDIARY" means, as of any date of determination, a Subsidiary of the Company that would constitute a "SIGNIFICANT SUBSIDIARY" as such term is defined under Rule 1-02(w) of Regulation S-X of the Commission as in effect on the date of this Indenture.

     "SPIN-OFF" has the meaning specified in Section 6.04(c).

     "STATED MATURITY," when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security together with accrued and unpaid interest, if any, is due and payable.

     "STOCK TRANSFER AGENT" means Computershare Trust Company, N.A. or such other Person as may be designated by the Company as the transfer agent for the Common Stock.

     "SUBSIDIARY" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "SUCCESSOR COMPANY" has the meaning specified in Section 9.01(a).

     A "TERMINATION OF TRADING" shall occur is the Common Stock of the Company (or other common stock into which the Securities are then convertible) is neither listed for trading on a

U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

     "TRADING DAY" means, except as provided in Section 6.03(e) hereof, a day on which (i) trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock is then traded, (ii) there is no market disruption event and
(iii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or quoted, "Trading Day" means a Business Day. For purposes of this definition, "market disruption event" means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock on the relevant exchange or in any options, contracts or future contracts relating to the Common Stock on the relevant exchange, and such suspension or limitation occurs or exists during the one hour period before the closing time of the relevant exchange on such day.

     "TRADING PRICE" of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 Principal Amount of the Securities obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 Principal Amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 Principal Amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

     "TRANSFER RESTRICTED SECURITY" means a Security required to bear the restricted legend set forth in the form of Security in Section 2.02.

     "TRIGGER EVENT" has the meaning specified in Section 6.04(b).

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in effect on the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "TRUSTEE" means the Person named as the "TRUSTEE" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "TRUSTEE" shall mean such successor Trustee.

     "U.S." means the United States of America.

     "VICE PRESIDENT," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 1.04 Acts of Holders; Record Dates.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

     (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 12.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

     (d) The ownership of Securities shall be proved by the Security Register.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     Section 1.05 Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its applicable Corporate Trust Office; or

          (ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Legal Officer.

     Section 1.06 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by telefacsimile, with confirmation of transmission.

     Section 1.07 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     Section 1.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

     Section 1.09 Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.10 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.11 Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

     Section 1.12 No Recourse Against Others. No director, officer, employee, stockholder or Affiliate of the Company from time to time shall have any liability for any obligations of the Company under the Securities or this Indenture. Each Holder by accepting a Security waives and releases such liability.

                                    ARTICLE 2
                                 SECURITY FORMS

     Section 2.01 Forms Generally. The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

     The Securities shall initially be issued in the form of permanent Global Securities in registered form in substantially the form set forth in this Article. The aggregate Principal Amount of the Global Securities may from time to time be decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

     Section 2.02 Form of Face of Security. Each Security that is a Global Security shall bear the following legend:

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK

CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     (b) The face of each Security shall be substantially in the following form:

     3% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2016

No. _________                  CUSIP NO. 4612PAC0              U.S.$____________

     Inverness Medical Innovations, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "COMPANY"), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [_____], the principal sum of [________] United States Dollars ($[_____]) (which amount may from time to time be decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on May 15, 2016. Payment of the principal of this Security shall be made by check mailed to the address of the Holder of this Security specified in the register of Securities, or, at the option of the Company, by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     The issue date of this Security is May 14, 2007.

     Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Security and to require the Company to purchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

     This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        INVERNESS MEDICAL INNOVATIONS, INC.


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

     Section 2.03 Form of Reverse of Security. The reverse of each Security shall be substantially in the following form:

                       INVERNESS MEDICAL INNOVATIONS, INC.

                3% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2016

     This Security is one of a duly authorized issue of Securities of the Company, designated as its 3% Convertible Senior Subordinated Notes due 2016 (the "SECURITIES"), all issued or to be issued under and pursuant to an Indenture dated as of May 14, 2007 (the "INDENTURE"), between the Company and U.S. Bank Trust National Association (the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.

     Interest. The Securities will bear interest at a rate of 3% per year until Maturity. Interest on the Securities will accrue from May 14, 2007, or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on May 15 and November 15 beginning November 15, 2007, and at Maturity.

     Interest will be paid to the person in whose name a Security is registered at the close of business on the October 15 (whether or not a Business Day) or April 15 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date. Interest on the Securities will be computed on the basis of a 360-day year composed of twelve 30-day months.

     Subordination. The Securities are subordinate in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder, by accepting a Security, agrees to the provisions of the Indenture and authorizes the Trustee to give them effect.

     Purchase by the Company at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to purchase the Securities if a Fundamental Change or Termination of Trading occurs at 100% of the Principal Amount plus accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Repurchase Date, which amount will be paid in cash.

     Withdrawal of Repurchase Notice. Holders have the right to withdraw, in whole or in part, any Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     Payment of Repurchase Price. If cash sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased on a Repurchase Date is deposited with the Paying Agent on the Business Day following the Repurchase Date, such Securities will cease to be outstanding and interest, including Additional Interest, if any, will cease to accrue on such Securities (or portions thereof) on such Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price and previously accrued and unpaid interest, including Additional Interest, if any, upon surrender of such Security).

     Conversion. Subject to and in compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Security set forth in Article 6 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such principal which is $1,000 or a multiple thereof, into, subject to Section 6.01 and Section 6.03 of the Indenture, shares of Common Stock, other than cash in lieu of fractional shares, at the Conversion Rate. The Conversion Rate is initially 19.1208 shares of Common Stock per $1,000 Principal Amount of Securities (equivalent to a conversion price of approximately $52.299 per share of Common Stock), subject to adjustment in certain events described in the Indenture. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require purchase on a Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

     In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, purchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

     Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act. "RULE 144A INFORMATION" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

     If an Event of Default shall occur and be continuing, and except as otherwise provided in the Indenture, the Principal Amount plus interest, including Additional Interest, if any, through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any

Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, the Trustee shall not have received from the Holders of a majority in Principal Amount of Outstanding Securities a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the Principal Amount or Repurchase Price hereof, or interest hereon, on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount or Repurchase Price of, and interest, including Additional Interest, if any, on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations (including transfer restrictions) therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form in denominations of $1,000 and any multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

     If you want to assign this Security, fill in the form below and have your signature guaranteed:

     I or we assign and transfer this Security to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
 (Print or type name, address and zip code and social security or tax ID number of assignee)
and irrevocably appoint _____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                                   Signed:
      -------------------------------           --------------------------------

     (Sign exactly as your name appears on the other side of this Security)

     Signature Guarantee:
                          ------------

     Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act, as amended (the "SECURITIES ACT"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date set forth on the face of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                   [Check One]

          (1)  [ ]  to the Company or a subsidiary thereof; or

          (2) [ ] to a "Qualified Institutional Buyer" pursuant to and in compliance with Rule 144A under the Securities Act; or

          (3) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) is checked, the Company may require (and shall deliver to the Trustee and the Security Registrar), prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.


Date:                                   Signed:
      -------------------------------           --------------------------------
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Security)


Signature Guarantee:
                     ----------------

     Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:                                   Signed:
      -------------------------------           --------------------------------

     NOTICE: To be executed by an executive officer.

                                CONVERSION NOTICE

     If you want to convert this Security into Common Stock of the Company, check the box: [ ]

     To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or a multiple of $1,000):

     $_______________________

     If you want the stock certificate, if any, made out in another person's name, fill in the form below:

________________________________________________________________________________
              (Insert other person's social security or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Print or type other person's name, address and zip code)


Date:                                   Signed:
      -------------------------------           --------------------------------

     (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:
                     ----------------

Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     Section 2.04 Form of Trustee's Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.


Dated:
       ------------------------------   _______________________________________,
                                        as Trustee


                                        By
                                           -------------------------------------
                                           Authorized Signatory

     Section 2.05 Legend on Restricted Securities. During the period beginning on the Issue Date and ending on the date two years from such date, any Security, including any Security issued in exchange therefor or in lieu thereof, shall be deemed a "RESTRICTED SECURITY" and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02; provided, however, that the term "RESTRICTED SECURITY" shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.06. All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02. Except as provided in Section 3.06 and Section 3.10, the Trustee shall not issue any unlegended Security until it has received an Officers' Certificate from the Company directing it to do so.

                                    ARTICLE 3
                                 THE SECURITIES

     Section 3.01 Title and Terms; Payments. The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture is initially limited to $150,000,000, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.05, 3.05, 3.06, 3.07 or 5.05.

     The Securities shall be known and designated as the "3% Convertible Senior Subordinated Notes due 2016" of the Company. The Principal Amount shall be payable at Stated Maturity.

     The Principal Amount of and interest (including any Additional Interest) on Global Securities registered in the name of or held by The Depository Trust Company or its nominee shall be paid by wire transfer in immediately available funds to The Depository Trust Company or its nominee, as applicable, as the registered Holder of such Global Security.

     The Principal Amount of Physical Securities shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest (including Additional Interest, if any) on Physical Securities will be payable (i) to Holders having an aggregate Principal Amount of $5,000,000 or less of Securities, by check mailed to such Holders at the address set forth in the Security Register and (ii) to Holders having an aggregate Principal Amount of more than $5,000,000 of Securities, either by check mailed to such Holders or, upon application by a Holder to the Security Registrar not later than the relevant Record Date for such interest payment, by wire transfer in immediately available funds to such

Holder's account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary.

     If any Interest Payment Date (other than an Interest Payment Date coinciding with Stated Maturity or earlier Repurchase Date) of a Security falls on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. If Stated Maturity or earlier Repurchase Date would fall on a day that is not a Business Day, the required payment of interest, if any, and Principal Amount (and Additional Interest, if any), shall be made on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after Stated Maturity or earlier Repurchase Date to such next succeeding Business Day. If a Record Date is not a Business Day, the Record Date will be unaffected.

     Section 3.02 Ranking. The Securities constitute subordinated Indebtedness of the Company, as set forth in Article 10 hereof, and shall rank pari passu and equal in right of payment with the Bonds.

     Section 3.03 Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 and any multiple of $1,000 above that amount.

     Section 3.04 Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chief Executive Officer, its President, its Chief Financial Officer or its Treasurer.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as a Global Security or as Physical Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     Section 3.05 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, that any such temporary Securities shall bear legends on the face of such Securities as set forth in Section 2.02.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Physical Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Physical Securities.

     Section 3.06 Registration; Registration of Transfer and Exchange; Restrictions on Transfer.

     (a) The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes collectively referred to as the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" (the "SECURITY REGISTRAR") for the purpose of registering Securities and transfers of Securities as herein provided.

     Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Security bearing such restrictive legends as may be required by this Indenture (including Section 2.02, 2.05, 3.06(b) and 3.10).

     At the option of the Holder and subject to the other provisions of this
Section 3.06 and to Section 3.10, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such securities.

     Except as provided in the following sentence and in Section 3.10, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legends required by Sections 2.02 and 2.05, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) an Officers' Certificate stating that the Security is not a Restricted Security and may be issued without such legend thereon. Securities that are issued upon registration of transfer of, or in exchange for, Securities that are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.05 not involving any transfer.

     Neither the Company nor the Security Registrar shall be required to exchange or register a transfer of any Security (i) that has been surrendered for conversion or (ii) as to which a Repurchase Notice has been delivered and not withdrawn, except that where such Repurchase Notice provides that such Security is to be purchased only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be purchased.

     (b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Sections Section 2.02 and 2.05, unless such restrictions on transfer shall be terminated in accordance with this
Section 3.06(b) or Section 3.10. The Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer.

     The restrictions imposed by this Section 3.06 and by Section 2.02, 2.05 and
3.10 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers' Certificate stating that such Restricted Security has been sold pursuant to an effective Resale Registration Statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Security as to which the Company has delivered to the Trustee an Officers' Certificate stating that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.06, be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legends required by Section 2.02 and 2.05. The Company shall inform the Trustee in writing of the effective date of any resale registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned resale registration statement.

     As used in the preceding two paragraphs of this Section 3.06, the term "TRANSFER" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

     (c) Neither the Trustee, the Security Registrar nor any of their respective agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.

     Section 3.07 Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company and the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section 3.07, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section 3.07 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 3.08 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company, the Trustee or the Security Registrar may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal of such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, the Security Registrar nor any agent of the Company, the Trustee or the Security Registrar shall be affected by notice to the contrary.

     Section 3.09 Book-Entry Provisions for Global Securities.

     (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in Section 2.02.

     Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

     (b) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities, upon the request of a participant of the Depositary by written notice given to the Trustee by or on behalf of the Depositary, in accordance with the rules and procedures of the Depositary and the provisions of Section 3.10. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (i) such Depositary has notified the Company that the Depositary (A) is unwilling or unable to continue as Depositary for such Global Security and no successor Depositary shall have been appointed within 90 days or (B) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification, (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Trustee has received a request from the Depositary that Physical Securities be issued or (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Securities, subject to applicable procedures of the Depositary; provided that Holders of Physical Securities offered and sold in reliance on Rule 144A shall have the right, subject to applicable law, to request that such Securities be exchanged for interests in the applicable Global Security.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b) above, the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

     (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b) above, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate Principal Amount of Physical Securities of authorized denominations and the same tenor.

     (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (c) or (d) above shall, except as otherwise provided by paragraph (c) of Section 3.10, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth on the face of the form of Security in Section 2.02.

     (f) The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

     Section 3.10 Cancellation and Transfer Provisions. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion (pursuant to Article 6 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

     (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:

          (i) the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

     (b) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the legends required by Section 2.02 and 2.05, the Security Registrar shall deliver Securities that do not bear such legends. Except in the case of a registration of transfer, exchange or replacement contemplated by the Registration Rights Agreement, upon the registration of transfer, exchange or replacement of Securities bearing the legends required by Section 2.02 and 2.05, the Security Registrar shall deliver only Securities that bear such legends unless there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (c) General. By its acceptance of any Security bearing the legends required by Section 2.02 and 2.05, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.

     The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

     Section 3.11 CUSIP Numbers. In issuing the Securities, the Company may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 4
                       PARTICULAR COVENANTS OF THE COMPANY

     Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

     Section 4.02 Maintenance of Office or Agency. The Company shall maintain an office or agency where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate co-registrars and one or more offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

     The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the Trustee as paying agent, Security Registrar, Custodian and conversion agent at the Corporate Trust Office.

     So long as the Trustee is the Security Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 11.11(a) and the third paragraph of Section 11.12. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Holders of Securities it can identify from its records.

     Section 4.03 Provisions as to Paying Agent.

     (a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.03:

          (i) that it will hold all sums held by it as such agent for the payment of the principal of or interest, including Additional Interest, if any, on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities;

          (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest, including Additional Interest, if any, on the Securities when the same shall be due and payable; and

          (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

     The Company shall, on or before each due date of the principal of or interest, including Additional Interest, if any, on the Securities, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the paying agent by 11:00 a.m. New York City time, on such date.

     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest, including Additional Interest, if any, so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Securities) to make any payment of the principal of or interest, including Additional Interest, if any, on the Securities when the same shall become due and payable.

     (c) Anything in this Section 4.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 4.03, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

     (d) Anything in this Section 4.03 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.03 is subject to
Section 13.03 and Section 13.04.

     The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

     Section 4.04 Rule 144A Information Requirement. The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial holder of the Securities or such Common Stock, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time.

     Section 4.05 Resale of Certain Securities. During the period beginning on the date of issuance of the Securities and ending on the date that is two years thereafter, the Company shall not, and shall not permit any of its "AFFILIATES" within its "control" (each as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell any Securities which constitute "RESTRICTED SECURITIES" under Rule 144 that have been reacquired by any of them. The

Trustee shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence.

     Section 4.06 Commission Filings. Subject to the requirements of Section 314(a) of the Trust Indenture Act, the Company will deliver to the Trustee within 10 days after the Company is required to file the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and shall otherwise comply with the requirements of Section 314(a) of the Trust Indenture Act. To the extent any such information, documents and reports are filed by the Company electronically on the Commission's Electronic Data Gathering and Retrieval System (or any successor system), notice thereof shall be delivered promptly to the Trustee, upon which such information, documents and reports shall be deemed delivered to the Trustee. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide to the Trustee and to each Holder, within thirty (30) calendar days after the date the Company would have been required to file such reports with the Commission, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission if the Company had been subject to the reporting requirements of
Section 13 or Section 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports filed with the Commission and, in each case, together with a management's discussion and analysis of financial condition and results of operations as such would be so required. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

     Section 4.07 Book-Entry System. If the Securities cease to trade in the Depositary's book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Securities.

     Section 4.08 Additional Interest under the Registration Rights Agreement. If at any time Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

     Section 4.09 Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions, covenants and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) or has been in default during the previous year and, if the Company shall be in default, or shall have been in default during the previous year, specifying all such defaults and the nature and the status thereof of which the signers may have knowledge.

     The Company shall deliver to the Trustee, as soon as possible after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

     Any notice required to be given under this Section 4.09 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

                                    ARTICLE 5
       FUNDAMENTAL CHANGE, TERMINATION OF TRADING AND PURCHASES THEREUPON

     Section 5.01 Purchase at Option of Holders Upon a Fundamental Change or Termination of Trading.

     (a) Generally. If a Fundamental Change or Termination of Trading occurs, then each Holder shall have the right, at such Holder's option, to require the Company to purchase for cash any or all of such Holder's Securities, or any portion of the Principal Amount thereof that is equal to $1,000 or a multiple of $1,000, on a date specified by the Company that is no later than the 35th calendar day following the date of the Repurchase Notice (as defined below) (the "REPURCHASE DATE"), at a purchase price equal to 100% of the Principal Amount thereof, together with accrued and unpaid interest thereon, including Additional Interest, if any, to, but excluding, the Repurchase Date (the "REPURCHASE PRICE"); provided, however, that if a Repurchase Date is between a Record Date and the Interest Payment Date related thereto, accrued and unpaid interest, including Additional Interest, if any, for the full interest period to such Interest Payment Date and payable in respect of such Interest Payment Date (irrespective of the actual Repurchase Date) shall be payable to the Holders of record as of the corresponding Record Date.

     Purchases of Securities under this Section 5.01 shall be made, at the option of the Holder thereof, upon:

          (i) delivery to the Paying Agent by a Holder, prior to 10:00 a.m., New York City time, on or before the Business Day immediately preceding the Repurchase Date, subject to extension to comply with applicable law, of a duly completed notice (the "REPURCHASE NOTICE") in the form set forth on the reverse of the Securities or otherwise specifying:

               (A) if certificated, the certificate numbers of Securities to be delivered for purchase;

               (B) the portion of the Principal Amount of Securities to be purchased, which must be $1,000 or a multiple thereof, provided that the remaining Principal Amount of Securities is an authorized denomination; and

               (C) that the Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and the Indenture; and

          (ii) delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) (together with all necessary endorsements) at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided that such Repurchase Price shall be so paid pursuant to this Section 5.01 only if the Securities so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 5.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Securities.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Repurchase Notice contemplated by this Section 5.01 shall have the right to withdraw such Repurchase Notice at any time prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 5.03 below.

     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

     (b) Repurchase Notice. On or before the 20th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice (the "REPURCHASE NOTICE") of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Repurchase Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company's website or through such other public medium as the Company may use at such time.

     Each Repurchase Notice shall specify:

          (i)  the events causing a Fundamental Change;

          (ii) the date of the Fundamental Change;

          (iii) the last date on which a Holder may exercise the purchase right;

          (iv) the Repurchase Price;

          (v) the Repurchase Date (which shall be no earlier than 15 days and no later than 30 days after the date of the Repurchase Notice);

          (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

          (vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

          (viii) if applicable, that the Securities with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with Section 5.03; and

          (ix) the procedures that Holders must follow to require the Company to purchase their Securities.

     No failure of the Company to give the foregoing notices and no defect therein shall limit the Securityholders' purchase rights or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 5.01.

     (c) No Payment During Events of Default. There shall be no purchase of any Securities pursuant to this Section 5.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Repurchase Notice) and is continuing an Event of Default (other than a default that is cured by the payment of the Repurchase Price of the Securities) and payment of the principal amount of the Securities has been and is accelerated on account of such Event of Default. The Paying Agent will promptly return to the respective Holders thereof any Securities (i) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (ii) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Repurchase Price with respect to such Securities) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

     (d) Payment of Repurchase Price. The Securities to be purchased pursuant to this Section 5.01 shall be paid for in cash.

     Section 5.02 Effect of Repurchase Notice. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 5.01(a), the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such Security (provided the conditions in Section 5.01(a) have been satisfied) and (y) the time of book-entry transfer or the delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 5.01(b).

     Section 5.03 Withdrawal of Repurchase Notice.

     (a) A Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Repurchase Notice at any time prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Repurchase Date, specifying:

          (i) the name of the Holder;

          (ii) the Principal Amount of the Securities with respect to which such notice of withdrawal is being submitted, which must be an integral multiple of $1,000;

          (iii) if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and

          (iv) the Principal Amount of such Securities that remains subject to the original Repurchase Notice, which portion must be in Principal Amounts of $1,000 or a multiple of $1,000;

provided, however, that if Physical Securities have not been issued, the notice must comply with appropriate procedures of the Depositary.

     Section 5.04 Deposit of Repurchase Price. Prior to 10:00 a.m. (local time in The City of New York) on the Repurchase Date, subject to extension to comply with applicable law, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Repurchase Price, of all the Securities or portions thereof that are to be purchased as of the Repurchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 5.04. If the Paying Agent holds cash sufficient to pay the Repurchase Price of any Security for which a Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture as of the Business Day following the Repurchase Date, then effective on the Repurchase Date, (a) such Security shall cease to be outstanding and interest, including Additional Interest, if any, will cease to accrue thereon (whether or not book-entry transfer of such Security is made or such Security is delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Repurchase Price and previously accrued and unpaid interest, including Additional Interest, if any, upon delivery or book-entry transfer of such Security, or interest payable on the related Interest Payment Date, if the Repurchase Date occurs between the Record Date and such Interest Payment Date, as applicable).

     Section 5.05 Securities Purchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

     Section 5.06 Covenant to Comply With Securities Laws Upon Purchase of Securities. In connection with any offer to purchase Securities under Section
5.01 (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall ERROR! BOOKMARK NOT DEFINED. comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, ERROR! BOOKMARK NOT DEFINED. file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and ERROR! BOOKMARK NOT DEFINED. otherwise comply with all federal and state securities laws so as to permit the rights and obligations under
Section 5.01 to be exercised in the time and in the manner specified in Section 5.01.

     Section 5.07 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, including Additional Interest, if any, thereon, held by them for the payment of the Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.04 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then as soon as practicable following the Repurchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

     Section 5.08 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.
Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with Article 6, at any time during the period (the "MAKE-WHOLE CONVERSION PERIOD") that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of a Make-Whole Fundamental Change (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in Section 5.08(e)) and ends on, and includes, the date that is thirty (30) Business Days after the actual effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Repurchase Date applicable to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 5.08, otherwise apply to such Security pursuant to Article 6, plus an amount equal to the Make-Whole Applicable Increase (as defined below); provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

     The additional consideration payable hereunder on account of any Make-Whole Applicable Increase with respect to a Security surrendered for conversion is herein referred to as the "Make-Whole Consideration.

     (b) As used herein, "MAKE-WHOLE APPLICABLE INCREASE" shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the effective date of such Make-Whole Fundamental Change (the "EFFECTIVE DATE") and the Applicable Price of such Make-Whole Fundamental Change:

                                 Effective Dates

Applicable   May 8,   May 15,   May 15,   May 15,   May 15,   May 15,   May 15,   May 15,   May 15,   May 15,
  Price       2007     2008      2009      2010      2011      2012      2013      2014      2015      2016
----------   ------   -------   -------   -------   -------   -------   -------   -------   -------   -------
$40.23       5.7363    5.7363    5.7363    5.7363    5.7363    5.7363    5.7363    5.7363    5.7363    5.7363
$50.00       3.7736    3.5125    3.3804    3.2248    3.0537    2.8587    2.6318    2.3421    1.9257    0.8792
$60.00       3.0629    2.6673    2.5282    2.3625    2.1728    1.9490    1.6784    1.3284    0.8317    0.0000
$70.00       2.4998    2.1272    1.9968    1.8411    1.6614    1.4490    1.1936    0.8741    0.4614    0.0000
$80.00       2.1169    1.7551    1.6378    1.4980    1.3365    1.1468    0.9219    0.6505    0.3280    0.0000
$90.00       1.5649    1.4838    1.3799    1.2564    1.1141    0.9480    0.7537    0.5257    0.2676    0.0000
$100.00      1.3484    1.2771    1.1857    1.0771    0.9523    0.8074    0.6397    0.4463    0.2312    0.0000
$110.00      1.1770    1.1143    1.0338    0.9384    0.8288    0.7021    0.5564    0.3898    0.2046    0.0000
$120.00      1.0377    0.9825    0.9116    0.8274    0.7309    0.6196    0.4918    0.3462    0.1832    0.0000
$130.00      0.9222    0.8736    0.8108    0.7363    0.6510    0.5526    0.4398    0.3109    0.1654    0.0000
$140.00      0.8250    0.7820    0.7263    0.6601    0.5843    0.4969    0.3964    0.2812    0.1501    0.0000
$150.00      0.7420    0.7039    0.6543    0.5953    0.5276    0.4495    0.3595    0.2558    0.1369    0.0000
$160.00      0.6692    0.6365    0.5922    0.5393    0.4787    0.4086    0.3276    0.2338    0.1254    0.0000

          provided, however, that:

     (i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) prices listed in the table above under the column titled "Applicable Price," or if the actual Effective Date of such Make-Whole Fundamental Change is between two dates listed in the table above in the row immediately below the title "Effective Date," then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such two prices, or for such two dates based on a three hundred and sixty five (365) day year, as applicable;

     (ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $160 per share (subject to adjustment as provided in Section 5.08(b)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $40.23 per share (subject to adjustment as provided in Section 5.08(b)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

     (iii) if an event occurs that requires, pursuant to Article 6, an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled "Applicable Price" shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with Article 6, immediately after such adjustment to the Conversion Rate;

     (iv) each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Sections 6.04, 6.05 and
6.06 of Article 6; and

     (v) in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 5.08 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed 24.856 shares per $1,000 principal amount (the "MAKE-WHOLE CAP"); provided, however, that the Make-Whole Cap shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Sections 6.04, 6.05 and 6.06 of
Article 6.

     (c) As used herein, "APPLICABLE PRICE" shall have the following meaning with respect to a Make-Whole Fundamental Change: (i) if such Make-Whole Fundamental Change constitutes a Common Stock Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the "Applicable Price" with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change; (ii) if such Make-Whole Fundamental Change constitutes an Asset Sale Make-Whole Fundamental Change and the consideration paid for the property and assets of the Company consists solely of cash, then the "Applicable Price" with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid for the property and assets of the Company, expressed as an amount per share of Common Stock outstanding on the Effective Date of such Make-Whole Fundamental Change; and (iii) in all other circumstances, the "Applicable Price" with respect to such Make-Whole Fundamental Change shall be equal to the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a Board Resolution), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

     (d) The Make-Whole Consideration due upon a conversion of a Security by a Holder shall be paid as soon as practicable after the Conversion Date of such conversion, but in no event later than the third (3rd) Business Day after the later of (1) the date such Holder surrenders such Security for such conversion and (2) the Effective Date of the applicable Make-Whole Fundamental Change. The consideration in which the Make-Whole Consideration is payable shall be determined in accordance herewith, including, without limitation, in accordance with Section 6.06, to the extent applicable.

     (e) At least thirty (30) calendar days before the anticipated effective date of each proposed Make-Whole Fundamental Change, the Company shall mail to each Holder written notice of, and shall publicly announce, through a reputable national newswire service, the anticipated effective date of such proposed Make-Whole Fundamental Change. Each such notice and announcement shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase). No later than the third Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail written notice of, and shall publicly announce, through a reputable national newswire service, such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

     (f) For avoidance of doubt, the provisions of this Section 5.08 shall not affect or diminish the Company's obligations, if any, pursuant to Article 4 with respect to a Make-Whole Fundamental Change.

     (g) Nothing in this Section 5.08 shall prevent an adjustment to the Conversion Rate pursuant to Sections 6.04, 6.05 or 6.06 of Article 6 in respect of a Make-Whole Fundamental Change.

                                    ARTICLE 6
                                   CONVERSION

     Section 6.01 Conversion Events.

     (a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder's option, to convert the Principal Amount of any such Securities, or any portion of such Principal Amount which is $1,000 or a multiple of $1,000 thereof, at the Conversion Rate then in effect, on or after the Issue Date through the close of business on the Business Day immediately preceding Stated Maturity.

     (b) If the Company is party to a transaction described in clause (2) or (3) of the definition of Fundamental Change, the Company shall notify Holders, in the manner provided in Section 1.06, at least 20 Scheduled Trading Days prior to the anticipated effective date for such transaction.

     (c) Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Repurchase Notice exercising such Holder's option to require the Company to purchase such Security may be surrendered for conversion only if such notice of exercise is withdrawn in accordance with Article 5 hereof prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Repurchase Date.

     Section 6.02 Conversion Procedure.

     (a) Each Security shall be convertible at the office of the Conversion
Agent.

     (b) In order to exercise the conversion privilege with respect to any beneficial interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by Section 6.03(i) and any transfer taxes if required pursuant to Section 6.06 and the Trustee or Conversion Agent must be informed of the conversion in accordance with customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Securities in certificated form that are not Global Securities, the Holder of any such Securities to be converted, in whole or in part, shall:

          (i) complete and manually sign the conversion notice provided on the back of the Security (the "CONVERSION NOTICE") or a facsimile of the conversion notice and deliver such Conversion Notice, which is irrevocable, to the Conversion Agent;

          (ii) surrender the Security to the Conversion Agent;

          (iii) if required, furnish appropriate endorsements and transfer documents;

          (iv) if required, pay any transfer or similar taxes; and

          (v)  if required, make any payment required under Section 6.03(i).

     The date on which the Holder satisfies all of the applicable requirements set forth above is the "CONVERSION DATE." The Trustee will, as promptly as possible, and in any event within two (2) Business Days, provide the Company with notice of any conversion exercises by Holders of which a Responsible Officer becomes aware.

     (c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Securities surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

     (d) No later than the third Business Day immediately following the Conversion Date, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Securities (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office of the Conversion Agent, a certificate or certificates for the number of full shares of Common Stock issuable in accordance with the provisions of this Article 6. In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to him, new Securities in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Securities.

     Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) on the date on which the requirements set forth above in this Section 6.02 have been satisfied as to such Securities (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that in case of any such surrender on any date when the stock transfer books of the Company shall be closed, the person or persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the record holder thereof for all purposes on the next day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the related Conversion Date; provided, further, that a Holder receiving shares of Common Stock upon conversion will not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the close of business on the Conversion Date.

     (e) Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

     (f) Each stock certificate representing Common Stock issued upon conversion of the Securities that are Restricted Securities shall bear the legend in substantially the form of Exhibit A hereto.

     Section 6.03 Payments Upon Conversion.

     (a) Subject to clauses (c) and (d) and below, upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest, including Additional Interest, if any, unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates.

     (b) If Securities are converted after 5:00 p.m., New York City time, on a regular Record Date for the payment of interest, Holders of such Securities at 5:00 p.m., New York City time, on such Record Date will receive the interest and Additional Interest, if any, payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from 5:00 p.m., New York City time, on any Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest and Additional Interest, if any, payable on the Securities so converted; provided that no such payment need be made (i) for conversions following the Record Date immediately preceding the Stated Maturity; (ii) if the Company has specified a Repurchase Date that is after a Record Date and on or prior to the third Trading Day after the corresponding Interest Payment Date; or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

     (c) If a Holder converts some or all of its Securities into Common Stock when there exists a Registration Default under the Registration Rights Agreement with respect to the Common Stock, Additional Interest will cease to accrue on such Securities. Such Holder will receive, no later than the third Business Day following the Conversion Date, all accrued and unpaid Additional Interest to the Conversion Date.

     (d) The Company shall not issue fractional shares of Common Stock upon conversion of Securities. If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate Principal Amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Securities, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the closing price of the Common Stock on the Trading Day prior to the applicable Conversion Date.

     (e) For purposes of this Section 6.03, and notwithstanding the definitions contained in Section 1.01, "TRADING DAY" means a day on which (i) there is no Market Disruption Event and (ii) trading in securities generally occurs on the New York Stock Exchange or, if the

Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or quoted, "Trading Day" means a Business Day.

     (f) The Company's delivery to a Holder of the full number of shares of Common Stock into which a Security is convertible, together with any cash payment for any fractional share, into which a Security is convertible, will be deemed to satisfy in full the Company's obligation to pay (i) the Principal Amount of such Security; and (ii) accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

     Section 6.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment if Holders of Securities participate, as a result of holding the Securities, in the transactions described below without having to convert their Securities.

     (a) If the Company, at any time or from time to time while any of the Securities are outstanding, exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:

                    OS'
     CR' = CR(0) x -----
                   OS(0)

     where

     CR'   = the Conversion Rate in effect immediately after the applicable
             Ex-Dividend Date or effective date;

     CR(0) = the Conversion Rate in effect immediately prior to the Ex-Dividend
             Date of such dividend or distribution, or the effective date of such share split or share combination, as applicable;

     OS'   = the number of shares of Common Stock outstanding prior to such
             Ex-Dividend Date or effective date immediately after giving effect to such dividend, distribution, share split or share combination; and

     OS(0) = the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date or effective date.

Such adjustment shall become effective immediately after the opening of business on the day following the record date for such dividend or distribution, or the date fixed for determination for such share split or share combination. If any dividend or distribution of the type described in this Section 6.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

     (b) If the Company, at any time or from time to time while any of the Securities are outstanding, issues to all or substantially all holders of Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock at a price per share (or having a conversion, exchange or exercise price per share) less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula (provided, that the Conversion Rate will be readjusted to the extent such rights or warrants are not exercised prior to their expiration):

                  OS(0) + X
     CR' = CR(0)x ---------
                  OS(0) + Y
     where

     CR'   = the Conversion Rate in effect immediately after the Ex-Dividend
             Date for such issuance;

     CR(0) = the Conversion Rate in effect immediately prior to the Ex-Dividend
             Date for such issuance;

     OS(0) = the number of shares of Common Stock outstanding immediately after such Ex-Dividend Date;

     X     = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

     Y     = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants (or the aggregate conversion, exchange or exercise price per share) divided by the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.

     To the extent such rights or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors of the Company.

     For the purposes of this Section 6.04(b), rights or warrants distributed by the Company to all holders of Common Stock entitling them to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a "TRIGGER EVENT"): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.04(b), (and no adjustment to the Conversion Rate under this Section 6.04(b) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 6.04(b). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 6.04(b) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, the Conversion Rate shall be readjusted upon such final purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all applicable holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

     (c) If the Company, at any time or from time to time while the Securities are outstanding, distributes shares of any class of Capital Stock of the Company, evidences of Indebtedness or other assets or property of the Company, or warrants or rights to subscribe for or purchase securities, to all or substantially all holders of its Common Stock, excluding:

          (i)  dividends or distributions referred to in Section 6.04(a);

          (ii) rights or warrants referred to in Section 6.04(b);

          (iii) dividends or distributions paid exclusively in cash; and

          (iv) Spin-Offs (as defined below) to which the provisions set forth below in this clause 6.04(c) shall apply;

     then the Conversion Rate will be adjusted based on the following formula:

                     SP(0)
     CR' = CR(0)x -----------
                  SP(0) - FMV

     where

     CR'   =  the Conversion Rate in effect immediately after the Ex-Dividend
              Date for such distribution;

     CR(0) = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

     SP(0) = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

     FMV = the Fair Market Value (as determined by the Board of Directors of the Company) of the shares of Capital Stock, evidences of Indebtedness, assets, property, warrants or rights distributed with respect to one share of the Common Stock on the Record Date for such distribution.

     Such adjustment shall become effective immediately prior to the opening of business on the day following the record date for such distribution. If the Board of Directors of the Company determines the Fair Market Value of any distribution for purposes of this Section 6.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock.

     With respect to an adjustment pursuant to this Section 6.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a "SPIN-OFF"), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the effective date of the Spin-Off shall be increased based on the following formula:

                   FMV(0) + MP(0)
     CR' = CR(0) x --------------
                        MP(0)

     where

     CR'    = the Conversion Rate in effect immediately after the effective date of the adjustment;

     CR(0) = the Conversion Rate in effect immediately prior to the effective date of the adjustment;

     FMV(0) = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period after, and including, the effective date of the Spin-Off; and

     MP(0) = the average of the Last Reported Sale Prices of Common Stock over the first ten consecutive Trading Day period after, and including, the effective date of the Spin-Off.

     The adjustment to the Conversion Rate under the preceding paragraph will occur on the tenth Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the effective date of any Spin-Off, references within this Section 6.04(c) to "10 Trading days" shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

     (d) If any cash dividend or other distribution is made to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

                     SP(0)
     CR' = CR(0) x ---------
                   SP(0) - C

     where

     CR' = the Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution;

     CR(0) = the Conversion Rate in effect immediately prior to the Ex-Dividend
             Date for such dividend or distribution;

     SP(0) = the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such dividend; and

     C     = the amount in cash per share the Company distributes to holders of
             Common Stock.

     (e) If the Company or any Subsidiary makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

                   AC + (SP' x OS')
     CR' = CR(0) x ----------------
                      OS(0) x SP'

     where

     CR'   = the Conversion Rate in effect immediately after the effective date of the adjustment;

     CR(0) = the Conversion Rate in effect immediately prior to the effective date of the adjustment;

     AC    = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

     SP'   = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

     OS'   = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (excluding any shares validly tendered or exchanged pursuant to such tender or exchange offer); and

     OS(0) = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 6.04(e) shall occur on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days beginning on the Trading Day next succeeding the date the tender or exchange offer expires, references within this
Section 6.04(e) to "10 Trading Days" shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Trading Day next succeeding the date the tender or exchange offer expires and the Conversion Date in determining the applicable Conversion Rate.

     If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange had not been made.

     (f) No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share of Common Stock, as the case may be.

     (g) As used in this Section 6.04, "EX-DIVIDEND DATE" shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

     (h) For purposes of this Section 6.04, "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (i) Subject to any applicable listing standards, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to this
Section 6.04(i), the Company shall mail to Holders of record of the Securities a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

     (j) Subject to any applicable listing standards, the Company may (but is not required to) make such increases in the Conversion Rate, in addition to any adjustments required by Sections 6.04(a), 6.04(b), 6.04(c), 6.04(d), 6.04(e) or 6.04(i), as the Board of Directors considers to be advisable to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for income tax purposes.

     (k) All calculations under this Article 6 shall be made by the Company. No adjustment shall be made for the Company's issuance of Common Stock or securities convertible into or exchangeable for shares of Common Stock or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 6.04.

     (l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Securityholder at such Holder's last address appearing on the list of Securityholders provided for in
Section 3.06, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (m) For purposes of this Section 6.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

     (n) No adjustment to the Conversion Rate shall be made pursuant to this
Section 6.04 if the Holders of the Securities may participate in the transaction (based on the Conversion Rate) that would otherwise give rise to an adjustment pursuant to this Section 6.04 without having to convert their Securities.

     (o) Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the Conversion Rate (other than as a result of a stock split or a stock dividend), no adjustment to the Conversion Rate shall be made.

     (p) Notwithstanding anything to the contrary in this Article 6, no adjustment to the Conversion Rate shall be made:

          (i) for a change in the par value of the Common Stock;

          (ii) for accrued and unpaid interest, including Additional Interest, if any; or

          (iii) for the avoidance of doubt, for the issuance of Common Stock by the Company (other than to all or substantially all holders of Common Stock) or the payment of cash by the Company upon conversion or repurchase of Securities.

     Section 6.05 Adjustments of Average Prices. Whenever a provision of this Indenture requires the calculation of an average of Last Reported Sale Prices over a span of multiple days, the Company shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

     Section 6.06 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. If any of the following events occur:

          (i) any recapitalization, reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 6.04(c));

          (ii) any consolidation, merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any recapitalization, reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in outstanding shares of Common Stock; or

          (iii) any sale, lease or other transfer of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries to any other Person or any statutory share exchange;

     in each case of clauses (i) - (iii) as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or any combination of the foregoing) with respect to or in exchange for such Common Stock, then at the effective time of such transaction, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that the Securities that are not repurchased pursuant to Article 5, if any, shall be convertible, per $1,000 principal amount, into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) receivable upon such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease or other transfer by a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease or other transfer (the "REFERENCE PROPERTY"). If the transaction causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Company shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect the form of such consideration for purposes of determining the composition of the Reference Property. The Company shall not become a party to any such transaction unless its terms are consistent with this Section 6.06. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 6.06. If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease or other transfer, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, other securities or other property or assets (including cash or any combination thereof) of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Security Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 6.06 applies to any event or occurrence, Section
6.04 shall not apply.

     Section 6.07 Taxes on Shares Issued. Any issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 6.08 Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder).

     Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

     The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

     The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

     Section 6.09 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Securityholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 6. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to


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

determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 6.06 relating either to the kind or amount of shares of stock or securities or property (including cash or any combination thereof) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 6.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 11.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     Section 6.10 Notice to Holders Prior to Certain Actions. In case:

     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to
Section 6.04; or

     (b) the Company shall authorize the granting to the holders of all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company or any of its Significant Subsidiaries; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Significant Subsidiaries;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Securityholder at such Holder's address appearing on the list of Securityholders provided for in Section 3.06 of this Indenture, as promptly as practicable but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     Section 6.11 Stockholder Rights Plan. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 6 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any


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

stockholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidence of indebtedness or assets as provided in Section 6.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

     Section 6.12 Adjustment To The Conversion Rate On May 9, 2008.

     (a) If the arithmetic average of the daily "Volume Weighted Average Price" per share of Common Stock for each of the thirty (30) consecutive Trading Days ending on May 9, 2008 is less than the "Floor Price," the Conversion Rate shall be increased such that the Conversion Price as increased would represent the greater of (1) 130% of such arithmetic average of the daily Volume Weighted Average Price and (2) the Floor Price. This adjustment to the Conversion Rate shall become effective as of the open of business on May 9, 2008 or, if that date is not a business day, the next business day. However, the Conversion Price shall not be adjusted as described above if doing so would result in a Conversion Price that is greater than the Conversion Price that would have otherwise been in effect on May 9, 2008.

     (b) Subject to any applicable listing standards, the Floor Price and the Volume-Weighted Average Price shall be adjusted in accordance with the adjustments to the Conversion Rate described under Section 6.04. No adjustment to the Floor Price or the Volume-Weighted Average Price shall, however, be made as a result of adjustments to the Conversion Rate described under Section 5.08.

     (c) The "Volume-Weighted Average Price" per share of the Common Stock on a Trading Day is the volume-weighted average price per share of the Common Stock on the American Stock Exchange or, if the Common Stock is not then listed on the American Stock Exchange, on the principal exchange or over-the-counter market on which the Common Stock is then listed or traded, from 9:30 a.m. to 4:00 p.m., New York City time, on that Trading Day, as displayed by Bloomberg. If such price is not available, the Volume-Weighted Average Price means the market value per share of the Common Stock on such day as determined by a nationally recognized investment banking firm retained for this purpose by the Company. The provisions of Section 6.5 shall apply to the calculation of the Volume-Weighted Average Price hereunder.

     (d) The "Floor Price" shall initially mean the Last Reported Sale Price per share of the Common Stock on the date of the Purchase Agreements.

     (e) The Company shall notify the Trustee, and the Holders in the manner provided in Section 1.06, of any adjustment in the Conversion Rate under this
Section 6.12.

     Section 6.13 Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to this Article 6 shall be conclusive if made in good faith and in accordance with the provisions of this Article 6, absent manifest error, and set forth in a Board Resolution.

                                    ARTICLE 7
                            REDEMPTION OF SECURITIES

     The Securities are not redeemable at the Company's election prior to Stated Maturity.

                                    ARTICLE 8
                           EVENTS OF DEFAULT; REMEDIES

     Section 8.01 Events of Default. "EVENT OF DEFAULT," wherever used herein, means any one of the following events:

     (a) default in the payment of interest, including any Additional Interest (as required by the Registration Rights Agreement), on any Security when due and payable and the default continues for a period of 30 days;

     (b) default in the payment of the Principal Amount of any Security when due and payable at Stated Maturity, upon required repurchase upon a Fundamental Changeor Termination of Trading, upon declaration or otherwise;

     (c) failure by the Company to comply with its obligation to convert the Securities upon exercise of a Holder's conversion right in accordance with
Article 6 hereof, and such failure continues for a period of ten Trading Days;

     (d) failure by the Company to give a Repurchase Notice or notice to Holders required pursuant to Section 6.01(b), in each case on the date such notice is due;

     (e) failure by the Company to comply with its obligations in Article 10;

     (f) default in the observance or performance of any covenant of the Company in the Securities or this Indenture, and such default continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Principal Amount of the Outstanding Securities a written notice, in each case received by the Company (and the Trustee, if applicable), specifying such default and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder;

     (g) default by the Company or any Subsidiary with respect to any mortgage, agreement or other instrument which results in the acceleration of maturity, in each case of any indebtedness for money borrowed in excess of $25 million in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or is hereafter created (i) resulting in such indebtedness becoming or being declared due and payable and such acceleration shall not have been rescinded or annulled within 20 days after written notice of such acceleration shall have been received by the Company; or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise;

     (h) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law ("Bankruptcy Law"), (ii) a decree or order adjudging the Company or a Significant Subsidiary of the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company of substantially all of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

     (i) the commencement by the Company or by a Significant Subsidiary of the Company of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or of a Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company or of substantially all of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by a Significant Subsidiary of the Company in furtherance of any such action; or

     (j) a final judgment for the payment of $25 million or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary, which judgment is not discharged or stayed within 90 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

     Section 8.02 Acceleration of Maturity; Rescission and Annulment.

     (a) If an Event of Default (other than those specified in Section 8.01(h) and Section 8.01(i)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities may (and the Trustee upon request of such Holders shall) declare 100% of the Principal Amount plus accrued and unpaid interest, including Additional Interest, on all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid interest, including Additional Interest, shall become immediately due and payable.

     Notwithstanding the foregoing, in the case of an Event of Default specified in Section 8.01(h) or Section 8.01(i)), the 100% of Principal Amount plus accrued and unpaid interest, including Additional Interest, on all Outstanding Securities will ipso facto become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

     Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure of the Company to file any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act or of the covenants made in Sections 4.04 and 4.06, shall, for the first 60 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Securities equal to 0.25% of the Principal Amount of the Securities. Such Additional Interest shall be in addition to any Additional Interest that may accrue as a result of a default under the Registration Rights Agreement. If the Company so elects, such Additional Interest will be payable on all Outstanding Securities from and including the date on which such Event of Default first occurs to but not including the 60th day thereafter (or such earlier date on which the Event of Default relating to the Company's reporting obligations shall have been cured or waived). On the 60th day after such Event of Default (or earlier, if the Event of Default relating to the reporting obligations is not cured or waived prior to such 60th day, such Additional Interest shall cease to accrue and, if such Event of Default has not been cured or waiver prior to such 60th day, the Securities will be subject to acceleration as provided above. The provisions of this paragraph shall not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default. If the Company does not elect to pay the Additional Interest upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided above.

     In order to elect to pay the Additional Interest as the sole remedy during the first 60 days after the occurrence of an Event of Default relating to the Company's failure to comply with its reporting obligations in accordance with the immediately preceding paragraph, the Company must notify all Holders of Securities and the Trustee and Paying Agent of such election. Upon the Company's failure to give such notice or pay the Additional Interest, the Securities will be immediately subject to acceleration as provided above.

     (b) At any time after such a declaration of acceleration has been made, the Holders of a majority in aggregate Principal Amount of the Outstanding Securities, by written notice to the Company and the Trustee, may waive all past Defaults and rescind and annul such declaration with respect to the Securities and its consequences (other than with respect to an Event of Default under Section 8.01(a) or Section 8.01(b)) if:

          (i) such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction; and

          (ii) all Events of Default, other than the non-payment of the Principal Amount plus accrued and unpaid interest, including Additional Interest, on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.12.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Section 8.03 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a Default is made in the payment of the Principal Amount plus accrued and unpaid interest, including Additional Interest, at the Maturity thereof or in the payment of the Repurchase Price in respect of any Security, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amounts required pursuant to Section 8.07.

     If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid interest, including Additional Interest, on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 8.04 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 11.07.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 8.05 Application of Money and Property Collected. Any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 11.07;


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

          SECOND: To the holders of Senior Indebtedness in accordance herewith;

          THIRD: To the payment of the amounts then due and unpaid on the Securities for the Principal Amount, Repurchase Price or interest, including Additional Interest, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and

          FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

     Section 8.06 Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 8.01(a) or Section 8.01(b)), unless:

          (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (ii) the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to pursue such remedy in its own name as Trustee hereunder;

          (iii) such Holder or Holders have provided to the Trustee security or indemnity reasonably satisfactory to it against the expenses, losses and liabilities to be incurred in compliance with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and provision of security or indemnity has failed to institute any such proceeding; and

          (v) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     Section 8.07 Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Repurchase Price or accrued and unpaid interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Repurchase Date, as applicable, and to convert the Securities in accordance with Article 6, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.


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     Section 8.08 Restoration of Rights and Remedies. If the Trustee or any
Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 8.09 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 8.10 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 8.11 Control by Holders. The Holders of a majority in Principal Amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

          (i) such direction shall not be in conflict with any rule of law or with this Indenture; and

          (ii) the Trustee may refuse to follow any such direction that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

     Section 8.12 Waiver of Past Defaults. The Holders of not less than a majority in Principal Amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default:

          (i) Described in Section 8.01(a) or Section 8.01(b); or

          (ii) in respect of a covenant or provision hereof which under Article 14 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.


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

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 8.13 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this
Section 8.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Security on or after Maturity of such Security or the Repurchase Price.

     Section 8.14 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest, including Additional Interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 8.15 Notice of Default. The Trustee may withhold notice to the Holders of the Securities of any Event of Default, except defaults in payment of Principal Amount or interest, including Additional Interest, if any, on the Securities, if and so long as a committee of the trust officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities.

                                    ARTICLE 9
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Section 9.01 Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person, unless:

     (a) the resulting, surviving or transferee Person, if not the Company (the "SUCCESSOR COMPANY"), is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and the Successor Company (if not the Company itself) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities, this Indenture and, to the extent then still operative, the Registration Rights Agreement; and


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

     (b) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

     Section 9.02 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 9.01, the Successor Company formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall be an obligor under this Indenture, and, except in the case of a lease, be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter.

                                   ARTICLE 10
                         SUBORDINATION OF THE SECURITIES

     Section 10.01 Agreement of Subordination. The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 10; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

     The payment of the principal of, and the cash portion of the conversion obligation as set forth in Article 6, and any interest (including Additional Interest) on, and any of the Company's other cash payment obligation with respect to all Securities (including, but not limited to, the Repurchase Price with respect to the Securities subject to purchase in accordance with Article 5 as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

     The Securities shall rank pari passu and equal in right of payment with the Bonds.

     No provision of this Article 10 shall prevent the occurrence of any default or Event of Default hereunder.

     Section 10.02 Payments to Holders. No payment shall be made with respect to the principal of, or premium on, if any, the cash portion of the conversion obligation, if any, or interest on, the Securities (including, but not limited to, the Repurchase Price with respect to the Securities subject to purchase in accordance with Article 5 as provided in this Indenture) (except payments made pursuant to Article 13 from monies deposited with the Trustee pursuant thereto which deposit at the time thereof is not prohibited by this Article 10), if:

          (i) a default in the payment of principal, premium, interest, rent or other obligations due on any Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or


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

          (ii) a default, other than a payment default, under any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a Representative or holder of such Designated Senior Indebtedness, unless and until the earlier of (x) the date on which such default is cured or waived or ceases to exist or (y) 179 days after the date on which the Payment Blockage Notice is received.

     If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and all scheduled payments on the Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived for a period of 90 days, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice; provided, however, that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Payment Blockage Notice, that, in either case, would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose.

     The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

     (a) in the case of a default referred to in clause (i) above, the date upon which the default is cured or waived or ceases to exist, or

     (b) in the case of a default referred to in clause (ii) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 10 otherwise prohibits the payment or distribution at the time of such payment or distribution.

     Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, before any payment is made on account of the principal of, and premium, if any, the cash portion of the conversion obligation, if any, or interest on, the Securities (except payments made pursuant to Article 13 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization which deposit at the time thereof is not prohibited by this Article 10); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled,


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

except for the provision of this Article 10, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture, if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

     For purposes of this Article 10, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company, as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 10 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 9 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 9.

     In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, and premium, if any, the cash portion of the conversion obligation, if any, or interest on, the Securities by the Company (including, but not limited to, the Repurchase Price with respect to the Securities subject to purchase in accordance with Article 5 as provided in this Indenture), until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration; provided, that the failure to give such notice shall have no effect whatsoever on the provisions of this Article 10.

     In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

     Section 10.03 Subrogation of Securities. Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 10 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, and premium, if any, the cash portion of the conversion obligation, if any, and interest on, the Securities shall be paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 10, and no payment over, pursuant to the provisions of this Article 10, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 10, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 10 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, and premium, if any, the cash portion of the conversion obligation, if any, and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article


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

10 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 10.

     Section 10.04 Authorization to Effect Subordination. Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10 and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes.

     Section 10.05 Notice to Trustee. The Company shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article
10. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this
Article 10, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on, any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 10.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this
Article 10 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 13, which deposit at the time thereof is not prohibited by this Article 10, and any such payment shall not be subject to the provisions of Article 10.

     The Trustee shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the


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

event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Section 10.06 Trustee's Relation to Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article 10 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, except with respect to its express obligations under this Article 10, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this
Article 10 or otherwise.

     Section 10.07 No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     Section 10.08 Certain Conversions Deemed Payment. For the purposes of this
Article 10 only, the issuance and delivery of Common Stock upon conversion of Securities in accordance with Article 6 shall not be deemed to constitute a payment or distribution on account of the principal of, or premium, if any, the cash portion of the conversion obligation, if any, or interest on, Securities or on account of the purchase or other acquisition of Securities. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 6.

     Section 10.09 Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "TRUSTEE" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place


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

of the Trustee; provided, however, that the first paragraph of Section 10.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     Section 10.10 Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 10, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

     Section 10.11 Anti-Layering. The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness, unless such Indebtedness ranks either pari passu and equal or junior in right of payment to the Securities. For purposes of the foregoing, for the avoidance of doubt, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them or by virtue of structural subordination.

                                   ARTICLE 11
                                   THE TRUSTEE

     Section 11.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

          (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

          (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to


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     determine whether or not they conform to the requirements of this Indenture
     (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in Principal Amount of the Securities at the time outstanding determined as provided in Section 1.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any other paying agent or any records maintained by any co-registrar with respect to the Securities; and

     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 11.02 Notice of Defaults. If a Default occurs and is continuing of which the Trustee has or is deemed to have notice under Section 11.03(i), the Trustee shall give the Holders notice of the Default within 90 days after the occurrence thereof; provided, that (except in the case of any Default in the payment of Principal Amount or Interest on any of the Securities or Repurchase Price), the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

     Section 11.03 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 11.01:

     (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form)


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believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

     (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation);

     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

     (g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

     (h) the Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action unless the Trustee's conduct constitutes willful misconduct or gross negligence;

     (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and the Indenture; and


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

     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     Section 11.04 No Responsibility for Recitals, Etc. The recitals contained herein and in the Securities (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

     Section 11.05 Trustee, Paying Agents, Conversion Agents or Registrar May Own Securities. The Trustee, any paying agent, any conversion agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent, conversion agent or Security Registrar.

     Section 11.06 Monies to be Held in Trust. Subject to the provisions of
Section 13.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

     Section 11.07 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 11.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the


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benefit of the Holders of particular Securities. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 8.01(i) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

     Section 11.08 Officers' Certificate as Evidence. Except as otherwise provided in Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

     Section 11.09 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     Section 11.10 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 11.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 11.11 Resignation or Removal of Trustee.

     (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Securities. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment 60 days after the mailing of such notice of resignation to the Securityholders, the resigning Trustee may, upon ten business days' notice to the Company and the Securityholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, any Securityholder who has been a bona fide Holder of a Security or Securities for at least 6 months may, subject to the provisions of Section 8.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a


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

successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) In case at any time any of the following shall occur:

          (i) the Trustee shall fail to comply with Section 11.09 after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security or Securities for at least 6 months; or

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 11.10 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

          (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.13, any Securityholder who has been a bona fide Holder of a Security or Securities for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment 60 days after either the Company or the Securityholders has removed the Trustee, the Trustee so removed may petition at its own expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Securityholder, or if such Trustee so removed or any Securityholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.12.

     Section 11.12 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 11.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights,


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powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Securities, to secure any amounts then due it pursuant to the provisions of Section 11.07.

     No successor trustee shall accept appointment as provided in this Section
11.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.09 and be eligible under the provisions of Section 11.10.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 11.12, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Securities at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Section 11.13 Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.09 and eligible under the provisions of Section 11.10.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Securities in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Securities or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 11.14 Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be


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subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

                                   ARTICLE 12
                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

     Section 12.01 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

          (i) semi-annually, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

          (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

     Section 12.02 Preservation of Information; Communications to Holders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 12.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 12.01 upon receipt of a new list so furnished.

     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

     (c) Every Securityholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

     Section 12.03 Reports By Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than December 31 of each calendar year, commencing on December 31, 2007. Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.

     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the


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Commission and with the Company. The Company will notify the Trustee when the
Securities are listed on any stock exchange or of any delisting thereof.

     Section 12.04 Reports by Company. The Trustee's receipt of reports, information and documents delivered by the Company pursuant to its obligations under Section 4.06 shall not constitute constructive notice to the Trustee of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder, except for the covenants in Section 4.06 (as to which the Trustee is entitled to conclusively rely exclusively on an Officers' Certificate).

                                   ARTICLE 13
                           SATISFACTION AND DISCHARGE

     Section 13.01 Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at Stated Maturity, or on any Repurchase Date or upon conversion or otherwise) and the Company shall have deposited with the Trustee, in trust, cash funds and shares of Common Stock, as applicable, sufficient to pay all amounts due (and shares of Common Stock deliverable following conversion, if applicable) on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest, including Additional Interest, if any, due, accompanied, except in the event the Securities are due and payable solely in cash upon a Repurchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (ii) rights hereunder of Securityholders to receive payments of principal of and interest, including Additional Interest, if any, on, the Securities and the other rights, duties and obligations of Securityholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 1.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

     Section 13.02 Deposited Monies to be Held in Trust by Trustee. Subject to
Section 13.04, all monies deposited with the Trustee pursuant to Section 13.01 shall be held in trust for the sole benefit of the Securityholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular Securities for the payment or redemption of which


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

such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, including Additional Interest, if any.

     Section 13.03 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Securities (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

     Section 13.04 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, including Additional Interest, if any, on Securities and not applied but remaining unclaimed by the Holders of Securities for two years after the date upon which the principal of or interest, including Additional Interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of the Securities shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

     Section 13.05 Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 13.02; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or paying agent.

                                   ARTICLE 14
                             SUPPLEMENTAL INDENTURES

     Section 14.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (i) to cure any ambiguity, omission, defect or inconsistency contained herein, so long as such action will not adversely affect the interests of Holders;

          (ii) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company contained herein;

          (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided that such uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;


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

          (iv) to add guarantees with respect to the Securities;

          (v) to secure the Securities;

          (vi) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

          (vii) to add or modify any other provision herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which does not materially and adversely affect the rights of any Holder;

          (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to comply with any requirement of the Commission to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

     Section 14.02 Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (i) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

          (ii) reduce the rate of or extend the stated time for payment of any interest, including Additional Interest, if any, on any Security;

          (iii) reduce the Principal Amount of, or extend the Stated Maturity of, any Security;

          (iv) make any change that adversely affects the conversion rights of any Securities;

          (v) reduce the purchase price or Repurchase Price of any Security or amend or modify in any manner adverse to the Holders of Securities the Company's obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

          (vi) make any Security payable in money other than that stated in such Security;


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          (vii) impair the right of a Holder to receive payment of principal and interest, including Additional Interest, if any, on such Holder's
     Securities on or after the due dates thereof or to institute a suit for the enforcement of any payment on or with respect to such Holder's Securities;

          (viii) modify any of the provisions of Article 10 if such modification would adversely affect the rights of Holders; or

          (ix) modify any of the provisions of this Section 13.02 or Section 7.12, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

     It shall not be necessary for any Act of Holders under this Section 14.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 14.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 14 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 10.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee's own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 14.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 14, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Securityholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 14.05 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

     Section 14.06 Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 14 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

     Section 14.07 Notice to Holders of Supplemental Indentures. The Company shall cause notice of the execution of any supplemental indenture to be mailed to each Securityholder, at his


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address appearing on the Security Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice, or any defect in such notes, shall not affect the legality or validity of such supplemental indenture.

                                   ARTICLE 15
                                  MISCELLANEOUS

     Section 15.01 Communication by Holders with other Holders. Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Security Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

     Section 15.02 When Securities Are Disregarded. In determining whether the Holders of the required Principal Amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     Section 15.03 Rules by Trustee, Paying Agent and Security Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Security Registrar and the Paying Agent may make reasonable rules for their functions.

     Section 15.04 Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 15.05 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     Section 15.06 Qualification of Indenture. The Company shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and the printing of this Indenture and the Securities.

     Section 15.07 Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under the Indenture and the Securities. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company's


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calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

     Section 15.08 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTION CONTEMPLATED THEREBY.

     Section 15.09 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

                [Remainder of the page intentionally left blank]


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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                        INVERNESS MEDICAL INNOVATIONS, INC.


                                        By: /s/ David Teitel
                                            ------------------------------------
                                        Name: David Teitel
                                        Title: Chief Financial Officer

                           [Trustee Signature Follows]


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                                        - U.S. Bank Trust National Association,
                                        as Trustee


                                        By: /s/ Thomas E. Tabor
                                            ------------------------------------
                                        Name: Thomas E. Tabor
                                        Title: Vice President


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                                    EXHIBIT A

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF
(X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.